Exhibit 99.1

PALOMA PHARMACEUTICALS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 AND 2012

MARCH 31, 2014 and 2013 (Unaudited)

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Paloma Pharmaceuticals, Inc.

Jamaica Plain, Massachusetts

We have audited the accompanying consolidated balance sheets of Paloma Pharmaceuticals, Inc. and subsidiary (the “Company”) as of December 31, 2013 and 2012, and the related consolidated statements of operations and other comprehensive income/(loss), stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting.  Our audits considered internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Paloma Pharmaceuticals, Inc. and subsidiary as of December 31, 2013 and 2012, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and as of December 31, 2013 had negative working capital, an accumulated deficit and stockholder’s deficiency. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Goldman Kurland and Mohidin LLP

Encino, California

June 19, 2014

2

PALOMA PHARMACEUTICALS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,		March 31,
	2013	2012	2014
			(unaudited)
ASSETS
Current assets
Cash	$7,519	$17,887	$999
Marketable securities	97,400	362,311	414
Prepaid expenses	19,632	4,771	13,432
Other receivables	–	–	8,798
Total current assets	124,551	384,969	23,643

Property and equipment, net	59,979	65,157	58,123
Intangible assets, net	663,632	592,214	650,001
Total assets	$848,162	$1,042,340	$731,767

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accrued interest on promissory notes payable	$456,800	$337,100	$486,725
Accrued expenses	237,405	33,758	294,866
Convertible promissory notes payable	665,000	665,000	665,000
Derivative liability	1,186,902	2,349,390	–
Total current liabilities	2,546,107	3,385,248	1,446,591

Commitments and contingencies

Stockholders' deficit
Common stock, par value $0.001, 10,000,000 shares authorized, 7,839,000 shares issued and outstanding for all periods presented	7,839	7,839	7,839
Additional paid-in-capital	8,937,355	8,794,894	8,989,695
Accumulated deficit	(10,659,820)	(10,915,235)	(9,712,493)
Accumulated other comprehensive income/(loss)	16,681	(230,406)	135
Total stockholders' deficit	(1,697,945)	(2,342,908)	(714,824)
Total liabilities and stockholders' deficit	$848,162	$1,042,340	$731,767

See accompanying notes to financial statements.

3

PALOMA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME/(LOSS)

	Years Ended December 31,		Three Months Ended March 31,
	2013	2012	2014	2013
			(unaudited)	(unaudited)

Revenues	$–	$–	$–	$–

Operating expenses
General and administrative	370,264	349,674	86,000	46,319
Legal and professional services	100,727	49,999	77,495	39,659
Research and development	–	20,963	3,600	–
Stock option expense	142,461	1,081,388	52,340	30,118
Depreciation and amortization	55,411	44,657	15,487	13,851
Total operating expenses	668,863	1,546,681	234,922	129,947

Loss from operations	(668,863)	(1,546,681)	(234,922)	(129,947)

Other (income)/expenses
Gain on adjustments to fair value of derivative liability	(419,921)	(578,479)	(146,807)	(182,670)
Gain on extinguishment of derivative liability	(742,567)	–	(1,040,095)	–
(Gain)/loss from investment in marketable securities	184,127	76,373	(18,243)	5,509
Interest expense	119,699	118,693	29,925	29,925
Other income	(65,616)	(38,083)	(7,129)	(63,910)
Total other income	(924,278)	(421,496)	(1,182,349)	(211,146)

Net income/(loss)	$255,415	$(1,125,185)	$947,427	$81,199
Other comprehensive income/( loss)
Net unrealized income/(loss) on marketable securities	247,087	107,190	16,546	(26,365)

Comprehensive income/(loss)	$502,502	$(1,017,995)	$963,973	$54,834

Basic and fully-diluted net gain/(loss) per share	$0.03	$(0.14)	$0.12	$0.01
Basic and fully-diluted weighted average shares outstanding	7,839,000	7,839,000	7,839,000	7,839,000

 See accompanying notes to financial statements.

4

PALOMA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

	Common Stock		Additional Paid-In	Accumulated	Accumulated Other Comprehensive	Total Shareholders'
	Shares	Amount	Capital	Deficit	Income/(Loss)	Deficit
Balance at December 31, 2011	7,839,000	$7,839	$7,713,506	$(9,790,050)	$(337,596)	$(2,406,301)

Net loss	–	–	–	(1,125,185)	–	(1,125,185)
Stock option expense	–	–	1,081,388	–	–	1,081,388
Net unrealized gain on marketable securities	–	–	–	–	107,190	107,190
Balance at December 31, 2012	7,839,000	7,839	8,794,894	(10,915,235)	(230,406)	(2,342,908)

Net income	–	–	–	255,415	–	255,415
Stock option expense	–	–	142,461	–	–	142,461
Net unrealized gain on marketable securities	–	–	–	–	247,087	247,087
Balance at December 31, 2013	7,839,000	$7,839	$8,937,355	$(10,659,820)	$16,681	$(1,697,945)

See accompanying notes to financial statements.

5

PALOMA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,		Three Months Ended March 31,
	2013	2012	2014	2013
			(unaudited)	(unaudited)
Cash flows from operating activities:
Net income/(loss)	$255,415	$(1,125,185)	$947,427	$81,199
Adjustments to reconcile net income/(loss) to net cash used in operating activities:
Depreciation and amortization	55,411	44,657	15,487	13,851
(Gain)/loss from sale of marketable securities	184,127	76,373	(18,243)	5,509
Gain on adjustment to fair value of derivative liability	(419,921)	(578,479)	(146,807)	(182,670)
Gain on extinguishment of derivative liability	(742,567)	–	(1,040,095)	–
Stock option expense	142,461	1,081,388	52,340	30,118
Decrease/(Increase) in assets:
Accounts receivable	–	140,050	(8,798)	–
Prepaid expenses	(14,861)	(335)	6,200	1,507
Intangible assets	(71,418)	(160,696)	(13,851)	(13,036)
Increase/(Decrease) in liabilities:
Accrued interest on promissory notes	119,699	111,000	29,925	29,925
Accrued expenses	178,015	(23,442)	126,310	19,109
Net cash used in operating activities	(313,639)	(434,669)	(50,105)	(14,488)

Cash flows from financing activities:
Proceeds from sale of marketable securities	303,271	59,327	43,585	5,009
Net decrease in cash and equivalents	(10,368)	(375,342)	(6,520)	(9,479)

Cash and equivalents, beginning of period	17,887	393,229	7,519	17,887

Cash and equivalents, end of period	$7,519	$17,887	$999	$8,408

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$–	$–	$–	$–
Cash paid during the period for income taxes	$–	$–	$–	$–

See accompanying notes to financial statements.

6

PALOMA PHARMACEUTICALS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

MARCH 31, 2014 AND 2013 (UNAUDITED)

1. Nature of Operations

Paloma Pharmaceuticals, Inc. (“Paloma”) and VasculoMedics, Inc. (“VasculoMedics”) (together the “Company”) are early stage drug development companies focusing on pathologies showing an aberrant up-regulation of the PI3K/Akt/mTOR pathway including cancer, ocular diseases (macular degeneration and diabetic retinopathy), arthritis, fibrotic diseases (renal and pulmonary fibrosis), CNS (epilepsy and neurodegenerative diseases), antiviral (HIV/AIDS) and skin diseases (psoriasis, atopic dermatitis and photodamage/wrinkling). The Company is headquartered in Jamaica Plain, Massachusetts, and is incorporated in the state of Delaware.

VasculoMedics was founded as a platform epigenetic company to develop orally available small molecular inhibitors of zinc finger transcription factors. Zinc finger transcription factors are a subset of transcription factors utilizing zinc at its core for activity. Transcription factors are proteins that bind to specific parts of DNA that control the transfer of genetic information from DNA to RNA. RNA in turn directs the protein making machinery to manufacture one or more proteins controlled by the transcription factor. Hence, by inhibition of a transcription factor, one can specifically inhibit the synthesis of one or more proteins controlled by the particular transcription factor. Many diseases can be linked to the activation of particular proteins whose synthesis is controlled by transcription factors. Inhibition of such transcription factors could then be able to control disease pathology.

For the periods presented herein, Dr. David Sherris, the founder and Chief Executive Officer of Paloma and VasculoMedics, owned 89% of the outstanding stock of VasculoMedics with Paloma owning the other 11%. For accounting purposes Paloma and VasculoMedics are considered to be under common control and the financial statements of VasculoMedics are consolidated with those of Paloma, VasculoMedics had no operations, assets or liabilities during the periods presented herein.

2. Going Concern

The Company has suffered losses from operations and lacked liquidity to meet its then-current obligations at March 31, 2014. The Company had losses from operations in 2013 and 2012 of $668,863 and $1,546,681, respectively and losses from operations of $234,922 and $129,947 for the three months ended March 31, 2014 and 2013, respectively. As of March 31, 2014, the Company had negative working capital of $1,422,948 and an accumulated deficit of $9,712,493. The Company had $665,000 of promissory notes that were in default as of March 31, 2014.

The financial statements were prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result if the Company is unable to continue as a going concern.

3. Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Paloma and VasculoMedics. All inter-company balances and transactions have been eliminated.

7

Use of Estimates

The preparation of financial statements in conformity with generally-accepted accounting principles generally accepted in the United States (“GAAP”) requires management to make significant estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from management’s estimates if past experience or other assumptions, while reasonable when made, do not turn out to be substantially accurate.

Cash and Cash Equivalents

The Company considers all short-term, highly liquid investments with original maturities of 90 days or less at the date of acquisition that are not restricted as to withdrawal or use to be cash and cash equivalents.

Marketable Securities

The Company has kept a portion of its cash invested in the Eaton Vance Tax-Managed Global Diversified Equity Income Fund (“Fund”), which invests in a diversified portfolio of domestic and foreign common stocks with an emphasis on dividend-paying stocks and writes call options on one or more U.S. and foreign indices with respect to a portion of the value of its common stock portfolio to generate current cash flow from the options premium received. The Fund evaluates returns on an after tax basis and seeks to minimize and defer federal income taxes incurred by shareholders in connection with their investment in the Fund. This investment is not covered by FDIC or other government insurance and is marked to market for each of the periods presented herein, potentially resulting in gains and losses.

Warrants

Between July 2006 and December 2011, the Company issued warrants to purchase 1,513,119 shares of the Company’s common stock in connection with the issuance of common stock and convertible debt, of which 541,640 of these warrants expired on or prior to December 31, 2013. As of December 31, 2013 there were warrants to purchase 971,479 shares of common stock. Each outstanding warrant entitled the holder to purchase a share of common stock at price that range between $4.00 and $4.80 per share. All warrants were eliminated with the merger of the Company into RestorGenex on March 28, 2014.

Company management determined that the warrants for these financings included certain embedded derivative features as set forth in ASC 815, “Derivatives and Hedging,” (“ASC 815”). These derivative liabilities were initially recorded at their estimated fair value on the date of issuance and are subsequently adjusted each quarter to reflect the estimated fair value at the end of each period, with any decrease or increase in the estimated fair value of the derivative liability for each period being recorded as other income or expense. Since the value of the embedded derivative feature for the related warrants was higher than the value of both Series E transactions, there was no beneficial conversion feature recorded for either transaction, and the excess of the value of the embedded derivative feature over the value of the transaction was recorded in each year on the Consolidated Statements of Operations as a separate line item.

The fair value of these derivative liabilities is calculated using the Black-Scholes pricing model is based on the following as of the date of calculation: the fair value of the common stock, the strike price of the underlying instrument, the risk-free interest rate for the applicable remaining life of the underlying instrument (i.e., the U.S. treasury rate for that period) and the historical volatility of the Company’s common stock. These fair value results are extremely sensitive to all these input variables, particularly the closing price of the company’s common stock and the volatility of the Company’s common stock. Please see footnote 7 for additional information regarding these warrants and the related derivative liability.

Options

The Company follows ASC Topic 718 “Share Based Payment,” using the modified prospective transition method. New awards and awards modified, repurchased or cancelled after January 1, 2006 trigger compensation expense based on the fair value of the stock option as determined by the Black-Scholes option pricing model. We amortize stock-based compensation for such awards on a straight-line method over the related service period of the awards taking into account the effects of the employees’ expected exercise and post-vesting employment termination behavior.

8

Fair Value of Financial Instruments

Financial instruments primarily consist of cash, cash equivalents and investments in marketable securities. As of December 31, 2013, 2012, and March 31, 2014, the carrying amounts of these instruments approximate their fair values. The estimated fair values have been determined from information obtained from market sources and management estimates.

In determining the fair value of its financial assets and liabilities, the Company uses various valuation approaches. ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the inputs that market participants would use in pricing the asset or liability and are developed based on the best information available in the circumstances. The fair value hierarchy is broken down into three levels based on the source of inputs as follows:

Level 1	–	Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access

Level 2	–	Valuations based on quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active and models for which all significant inputs are observable, either directly or indirectly

Level 3	–	Valuations based on inputs that are unobservable and significant to the overall fair value measurement

The following table summarizes the Company’s fair value hierarchy for its financial assets and liabilities measured at fair value as of December 31, 2013:

	Total Fair Value	Quoted Prices in Active Markets (Level 1)	Observable Inputs (Level 2)	Unobservable Inputs (Level 3)
Assets Marketable securities	$97,400	$97,400	$–	$–

The following table summarizes the Company’s fair value hierarchy for its financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2012:

	Total Fair Value	Quoted Prices in Active Markets (Level 1)	Observable Inputs (Level 2)	Unobservable Inputs (Level 3)
Assets Marketable securities	$362,311	$362,311	$–	$–

The availability of observable inputs can vary among the various types of financial assets and liabilities. To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for financial statement disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is categorized is based on the lowest level input that is significant to the overall fair value measurement.

9

A summary of the impact of the fair value of marketable securities follows:

	Investments		Unrealized
	At Cost	At Fair Value	Gain/(Loss)
Balance at December 31, 2012	$592,717	$362,311	$(230,406)

Balance at December 31, 2013	80,719	97,400	16,681

Balance at March 31, 2014 (Unaudited)	279	414	135

Off-Balance-Sheet Risk and Concentrations of Credit Risk

For all periods presented herein, the Company has no off-balance sheet risk such as foreign exchange contracts, option contracts, or other foreign hedging arrangements. Financial instruments that potentially subject the Company to concentration of credit risks are principally cash, cash equivalents and short-term investments. The Company invests its cash and cash equivalents with high credit quality financial institutions and monitors the amount of credit exposure to any one financial institution. For all periods presented, the Company had investments in marketable securities through an investment in a mutual fund, which gave rise to realized and unrealized gains and losses. The Company maintains its cash in bank deposit accounts, which at times may exceed world-wide federally insured limits. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Property and Equipment

Property and equipment is stated at cost. Major renewals, additions and betterments are charged to property accounts while replacements and maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed in the period incurred.

The Company records depreciation and amortization using the straight-line method, over the estimated useful life of each asset, as follows:

Asset Category	Estimated Life

Laboratory equipment	7 years
Computer equipment	3 years
Furniture, fixtures and office equipment	5 years
Leasehold improvements	10 years

10

Property and equipment consists of the following:

	December 31,		March 31,
	2013	2012	2014
			(unaudited)
Laboratory equipment	$5,239	$5,239	$5,239
Computer equipment	6,778	6,778	6,778
Furniture, fixtures and office equipment	11,214	11,214	11,214
Leasehold improvements (see Footnote 11)	85,000	85,000	85,000
Total property and equipment, gross	108,231	108,231	108,231
Accumulated depreciation	(48,252)	(43,074)	(50,108)
Total property and equipment, net	$59,979	$65,157	$58,123

Depreciation was $5,188 and $5,176 for the years ended December 31, 2013 and 2012, respectively. Depreciation was $1,856 and $1,295 for the three months ended March 31, 2014 and 2013, respectively.

Patents

Paloma has developed a non-steroidal, synthetic, small molecule drug library for dermatology (psoriasis, atopic dermatitis, rosacea, actinic keratosis, keloid and hypertrophic scarring, Dupuytren’s disease, bullous blistering diseases), ocular disease, cancer, pulmonary fibrosis, CNS (Huntington’s disease and infantile spasm, a form of childhood epilepsy), biodefense and anti-viral application. The lead product, P529, targets and inhibits the PI3K/Akt/mTOR signal transduction pathway, specifically as a first-in-class allosteric, dual TORC1/TORC2 dissociative inhibitor.

The Paloma portfolio comprises four patent families:

•	Family 1 is entitled “Compositions and Methods to Treat Skin Diseases Characterized by Cellular Proliferation and Angiogenesis.” Family 1 is directed to, inter alia, specific compounds, including P529, and methods of preventing and/or treating skin diseases comprising administering compounds of the invention.

o	A patent from this family was recently issued in China. The patent, which will expire in 2026, includes claims directed to a composition for preventing or treating a skin disease comprising P529.

o	We expect to receive a Notice of Allowance for the U.S. application from this family this year. A pending claim in the U.S. application is specifically directed to P529 which, upon the patent issuing, will prevent all unauthorized uses of P529.

o	P529 and other compounds of interest have been found to be novel and inventive by, among others, the U.S., European, Japanese, and Chinese patent offices.

•	Family 2 is entitled “Compositions and Methods to Treat Diseases Characterized by Cellular Proliferation and Angiogenesis.” Family 2 is directed to, inter alia, a genus of compounds (Formula I), encompassing P529, and methods of preventing and/or treating a variety of diseases including cancer, abnormal wound healing, uncharacteristic proliferation of fibrovascular or fibrous tissue, psoriasis, atopic dermatitis, and photodamage.

o	A patent from this family was recently issued in the U.S. as U.S. Patent No. 8,475,776, which will expire in 2030. The issued claims are directed to a composition comprising a compound Formula I and a method of treating cancer comprising administering an effective amount to a subject a composition of claim 1. A continuing application has been filed.

o	A patent from this family recently issued in China. The patent, which will expire in 2027, includes claims directed to a composition comprising P529.

•	Family 3 is entitled “Methods of Treating Fibrotic Disorders.” Family 3 is directed to, inter alia, methods of preventing and/or treating fibrotic disorders, such as pulmonary fibrosis, comprising administering P529.

•	Family 4 is entitled “Radiation Countermeasure Agents.” Family 4 is directed to, inter alia, methods for reducing radiation damage comprising administering P529.

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U.S. patents that issue from Family 1 and from Family 2 will expire, at the earliest, in April 2026. U.S. patents that issue from Family 3 will expire, at the earliest, in March 2029. U.S. patents that issue from Family 4 will expire, at the earliest, in February 2032. Patent term extension, based on delays in obtaining regulatory approval, and pediatric exclusivity could extend the patent term for a selected patent up to 5.5 years.

European patents that issue from Family 1 will expire, at the earliest, in October 2026. European patents that issue from Family 2 will expire, at the earliest, in February 2027. European patents that issue from Family 3 will expire, at the earliest, in March 2029. A supplementary protection certificate (SPC), based on delays in obtaining regulatory approval, could extend the patent term for a selected patent up to five years. In addition, there will be at least 10 years market exclusivity from the date of approval in Europe. No other company can submit an application for approval based on data Paloma submits for eight years, and no other company can actually be approved based on data Paloma submits for 10 years. An additional year could be available on the basis of an additional approval, for example for a new indication. Practically speaking, this blocks any generic companies from getting approval for 10-11 years, because generic companies do not normally independently generate the preclinical/phase 1/2/3 data necessary for approval − they normally rely on simple bioequivalence studies referencing the originator's safety and efficacy data. The market exclusivity is independent of patent protection.

The amounts of total intangible assets and net intangible assets are as follows:

	December 31,		March 31,
	2013	2012	2014
			(unaudited)
Intangible assets	$753,346	$631,695	$753,346
Accumulated amortization	(89,714)	(39,481)	(103,345)
Intangible assets, net	$663,632	$592,214	$650,001

Intangible assets are the total of legal costs for obtaining the patents and submitting patent applications and are being amortized over the expected useful lives of the patent, not including any potential extensions to the base patent life:

	Years Ended December 31,		Three Months Ended March 31,
	2013	2012	2014	2013
			(unaudited)	(unaudited)
Amortization expense	$50,223	$39,481	$13,631	$12,556

Estimated remaining life in years	15	16	14	15

Future amortization of intangible assets is as follows:

						2018 and
	Total	2014	2015	2016	2017	Later
Amortization	$663,632	$53,810	$53,810	$53,810	$53,810	$448,392

Company management has reviewed impairment of intangible assets and determined that no impairment occurred during the periods presented. This conclusion is based on the opinion of Company management that the market capitalization of the Company is significantly related to the value of its patent portfolio and other intellectual property and that the market capitalization of the Company far exceeded the carrying value of the intangible assets for all periods presented. Based on the sales of common stock prior to 2012 and during 2013 at $4.00 per share and the 7,839,000 shares outstanding during those periods, the market capitalization of the Company was $31,356,000 as of December 31, 2013 and 2012, respectively, compared with the book value of the intangible assets of $663,632 and $592,214 as of December 31, 2013 and 2012, respectively. On March 28, 2014, RestorGenex paid consideration totaling $7,401,315 to acquire the Company through a merger structure, compared with the book value of the net intangible assets of $650,001 as of March 31, 2014.

4. Litigation

There was no litigation during or subsequent to the periods presented.

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5. New Accounting Pronouncements

The FASB has issued ASU No. 2013-04, Liabilities (Topic 405), “Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date.” ASU 2013-04 provides guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this ASU is fixed at the reporting date, except for obligations addressed within existing guidance in US GAAP. The guidance requires an entity to measure those obligations as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. The amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. Adoption of this guidance did not have a material impact on the Company’s financial statements.

In July 2013, the FASB issued ASU 2013-11, Income Taxes (Topic 740): “Presentation of Unrecognized Tax Benefit When a Net Operating Loss Carryforward, A Similar Tax Loss, or a Tax Credit Carryforward Exists (A Consensus the FASB Emerging Issues Task Force)”. ASU 2013-11 provides guidance on financial statement presentation of unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. The FASB’s objective in issuing this ASU is to eliminate diversity in practice resulting from a lack of guidance on this topic in current US GAAP. This ASU applies to all entities with unrecognized tax benefits that also have tax loss or tax credit carryforwards in the same tax jurisdiction as of the reporting date. This amendment is effective for public entities for fiscal years beginning after December 15, 2013 and interim periods within those years. Adoption of this guidance did not have a material impact on the Company’s financial statements.

In May 2014, the FASB issued Accounting Standards Update ASU N0. 2014-09, Revenue from Contracts with Customers (Topic 606). The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To achieve that core principle, an entity should apply the following steps:

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

This amendment is effective for public entities for fiscal years beginning after December 15, 2016 and interim periods within those years. Early application is not permitted. The Company does not expect the adoption of this standard to have a material impact on the Company’s consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the Securities Exchange Commission (the “SEC”) did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

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6. Warrants and Derivative Liability

Between July 2006 and December 2011, the Company issued detachable warrants to purchase 1,513,119 shares of the Company’s common stock in connection with the issuance of common stock and convertible debt, of which 541,640 of these warrants expired on or prior to December 31, 2013 without exercise. Each outstanding warrant entitled the holder to purchase a share of Common Stock at price that range between $4.00 and $4.80 per share. All warrants were eliminated with the merger of the Company into RestorGenex on March 28, 2014. Prior to that time, warrant activity was as follows:

	Warrants Outstanding				Warrants Exercisable
			Weighted			Weighted
			Average	Weighted		Average	Weighted
		Range of	Remaining	Average		Remaining	Average
	Warrants	Exercise	Life in	Exercise	Warrants	Life in	Exercise
	Outstanding	Prices	Years	Price	Exercisable	Years	Price
As of December 31, 2011	1,513,119	$3.00 - $4.80	2.9	$4.01	1,513,119	2.9	$4.01
Exercised	–	–	–	–	–	–	–
Granted	–	–	–	–	–	–	–
Canceled	–	–	–	–	–	–	–

As of December 31, 2012	1,513,119	$3.00 - $4.80	1.9	$4.01	1,513,119	1.9	$4.01
Cancelled	(541,640)	$3.00	–	$3.00	(541,640)	–	$3.00
Exercised	–	–	–	–	–	–	–
Granted	–	–	–	–	–	–	–

As of December 31, 2013	971,479	$4.00 - $4.80	1.7	$4.57	971,479	1.7	$4.57
Cancelled	(971,479)	$4.00 - $4.80	–	$4.57	(971,479)	–	$4.57
Exercised	–	–	–	–	–	–	–
Granted	–	–	–	–	–	–	–
As of March 31, 2014 (unaudited)	–				–

Company management determined that the warrants for these financings included certain embedded derivative features as set forth in ASC 815, “Derivatives and Hedging,” (“ASC 815”). These derivative liabilities were initially recorded at their estimated fair value on the date of issuance and are subsequently adjusted each quarter to reflect the estimated fair value at the end of each period, with any decrease or increase in the estimated fair value of the derivative liability for each period being recorded as other income or expense.

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The Black Scholes expense for these options was calculated using the following assumptions. The fair value of the underlying common stock was based on private placements of equity at $4.00 between January 2006 and October 2013 and the volatility was derived from measuring the stock price movements of a peer company.

Estimated fair value of underlying common stock	$4.00
Remaining life	7.0
Risk-free interest rate	1.93% - 4.92%
Expected volatility	204%
Dividend yield	–

Based on the results of the Black-Scholes analysis and prior to January 1, 2012, the Company had established an initial derivative liability of $4,450,987 and realized gains of $1,523,118 to arrive at a derivative liability of $2,927,869 as of December 31, 2011. Gains from adjustments to the value of this derivative liability and from gains on extinguishment are as follows:

	Derivative Liability
			Gains on
	Starting		Adjustments	Gains from	Ending
Period	Balance	Establishment	to Fair Value	Extinguishment	Balance
Prior to 2012	$–	$(4,450,987)	$1,523,118	$–	$(2,927,869)

2012	(2,927,869)	–	578,479	–	(2,349,390)

2013	(2,349,390)	–	419,921	742,567	(1,186,902)

Three months ended March 31, 2014	(1,186,902)	–	146,807	1,040,095	–

The gain from extinguishment of derivative liability in 2013 occurred when 541,640 warrants expired without exercise and the gain from extinguishment of derivative liability in the three months ended March 31, 2014 occurred when all warrants were eliminated with the merger of the Company into RestorGenex on March 28, 2014.

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7. Options

Between 2006 and 2013, the Company issued options for compensation as shown in the following table:

	Options Outstanding				Options Exercisable
			Weighted			Weighted
			Average	Weighted		Average	Weighted
		Range of	Remaining	Average		Remaining	Average
	Options	Exercise	Life in	Exercise	Options	Life in	Exercise
	Outstanding	Prices	Years	Price	Exercisable	Years	Price
As of December 31, 2011	1,898,500	$2.50 -$4.25	7.3	$2.84	1,097,429	7.3	$2.72
Canceled	–	–	–	–	–	–	–
Exercised	–	–	–	–	–	–	–
Granted	–	–	–	–	–	–	–
Vested	–	–	–	–	258,142	6.4	$2.97
As of December 31, 2012	1,898,500	$2.50 -$4.25	6.3	$2.84	1,355,571	6.3	$2.77
Canceled	234,000	$2.50 - $3.00	–	$2.88	234,000	–	$3.00
Exercised	–	–	–	–	–	–	–
Granted	186,000	$2.50 - $3.00	6.5	$2.52	108,857	6.6	$2.53
As of December 31, 2013	1,850,500	$2.50 -$4.25	5.8	$2.89	1,230,428	6.1	$2.86
Canceled	1,850,500	$2.50 - $4.25	5.8	$2.89	1,230,428	6.1	$2.86
Exercised	–	–	–	–	–	–	–
Granted	–	–	–	–	–	–	–
As of March 31, 2014 (unaudited)	–				–

The Company measured the options relative fair values as codified in ASC 470-20-25. The Black Scholes expense for these options was calculated using the following assumptions. The fair value of the underlying common stock was based on private placements of equity at $4.00 between January 2006 and October 2013 and the volatility was derived from measuring the stock price movements of a peer company.

Estimated fair value of underlying common stock	$4.00
Remaining life	7.0
Risk-free interest rate	1.93% - 4.92%
Expected volatility	204%
Dividend yield	–

The Black-Scholes analysis resulted in a total expense of $5,730,409, of which $4,454,219 was recognized by December 31, 2011, $142,461 and $1,081,388 were realized as expenses in the years ended December 31, 2013 and 2012, respectively, and $52,340 and $30,118 were realized as expenses in the three months ended March 31, 2014 and 2013, respectively. All options were eliminated with the merger of the Company into RestorGenex on March 28, 2014.

8. Prepaid Expenses

This relates to prepaid premium balance for Directors and Officers insurance.

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9. Accrued Expenses

Details of accrued expenses are as follows:

	December 31,		March 31,
	2013	2012	2014
			(unaudited)
Accrued Payroll - Officer	$150,000	$4,992	$150,000
Accrued Professional Fees	71,447	21,692	135,311
Credit Cards Payable	15,783	7,074	–
Accounts payable	175	–	559
Payroll taxes payable	–	–	8,996
Total	$237,405	$33,758	$294,866

10. Convertible Promissory Notes Payable

Notes payable to three holders were issued June 30, 2009 by the Company and assumed by RestorGenex on March 28, 2014, with repayment to occur by March 28, 2015. These notes currently bear interest at 18% and are currently in default. Accrued interest on these notes was $456,800 and $337,100 as of December 31, 2013 and 2012, respectively and $486,725 as of March 31, 2014. These convertible notes were issued with detachable warrants that contained a reset clause to reduce the exercise price if the Company issued shares below the exercise price. See Footnote 9 for information on the embedded derivative liability in these warrants.

These warrants were classified as a liability and were considered to have a Beneficial Conversion Feature (“BCF”) following the intrinsic value methodology. This BCF of $185,931 was amortized over the two-year term of the debt the BCF was completely amortized as of December 31, 2011. The fair value of the warrants to determine the BCF was calculated using the Black Scholes model using the following assumptions:

Estimated fair value of underlying common stock	$4.00
Remaining life	7.0
Risk-free interest rate	2.72%
Expected volatility	204%
Dividend yield	–

11. Related Party Transactions

The Company has an informal agreement, but no lease commitment, to reimburse Dr. David Sherris, founder and Chief Executive Officer, rent for office space at his home in Jamaica Plain, Massachusetts. The rent reimbursed for 2013 and 2012 was $15,000 and $9,000 respectively, and the rent reimbursed for the three months ended March 31, 2014 and 2013 was $3,000 and $6,000, respectively. The Company paid $85,000 for improvements to the home of Dr. Sherris to convert space for office and laboratory use. The Company paid approximately $19,000 to an attorney who was representing Dr. Sherris in 2012 as an individual in his capacity as President of the Company.

12. Commitments and Contingencies

					2017 and
	Total	2014	2015	2016	Later
Notes payable	$665,000	$665,000	$–	$–	$–
Accrued interest	486,725	486,725	–	–	–
Employee contracts	600,000	300,000	300,000	–	–
Deferred salary	150,000	150,000	–	–	–
Total	$1,901,725	$1,601,725	$300,000	$–	$–

On March 1, 2010, the Company entered into an employment agreement with Dr. David Sherris, under which he was to receive annual salary of $300,000 from January 1, 2011 to December 31, 2015. In 2013, Dr. Sherris agreed to defer $150,000 of this annual salary. For more information on the notes payable and accrued interest, please see Footnote 10.

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13. Income Taxes

Significant components of the Company's deferred tax assets for federal income taxes consisted of the following:

	December 31,		March 31,
	2013	2012	2014
			(unaudited)
Net operating loss carryforward	$3,315,601	$3,005,446	$3,435,155
Stock option compensation	57,269	434,718	21,041
Deferred compensation	60,300	–	60,300
Other Comprehensive Income	(6,706)	92,623	6,651
Valuation allowance	(3,426,464)	(3,532,787)	(3,523,147)
Net deferred tax asset	$–	$–	$–

The Company had net operating loss carry-forwards (“NOL”) for federal and state income tax purposes of approximately:

	December 31,		March 31,
	2013	2012	2014
			(unaudited)
Federal	$7,636,819	$6,922,439	$7,912,187
Massachusetts	610,946	553,795	632,975
	$8,247,765	$7,476,234	$8,545,162

The Company merged into RestorGenex on March 28, 2014 and all common stock, warrants and options were eliminated. The utilization of net operating loss carry-forwards is considered to be largely impaired as a result of this ownership change under the provisions of Internal Revenue Code Section 382 and similar state provisions. The Company recorded a 100% valuation allowance on the deferred tax assets at December 31, 2013 and 2012 because of the uncertainty of their realization.

A reconciliation of income tax credits computed at the federal statutory rate to that recorded in the financial statements for 2013 and 2012 is as follows:

	Years Ended December 31,				Three Months Ended
	2013		2012		March 31, 2014
Rate reconciliation:					(unaudited)	(unaudited)
Federal tax provision/(benefit) at statutory rate	106,977	35.0%	(393,815)	35.0%	337,356	35.0%
State tax provision/(benefit), net of Federal provision/(benefit)	15,894	5.2%	(58,510)	5.2%	50,151	5.2%
Change in valuation allowance	(106,323)	-34.8%	5,495,845	-488.4%	96,684	10.0%
Derivative accounting and other	(16,548)	-5.4%	(5,043,520)	448.2%	(484,191)	-50.2%
Total provision	–	- %	–	- %	–	- %

14. Subsequent Events

Between April 29, 2014 and May 21, 2014, RestorGenex closed three rounds of financings resulting in gross proceeds of $28,367,740 and net proceeds of $24,758,466 after payment of fees, placement costs and certain payables of RestorGenex.

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